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                                                              Exhibit (g)
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ---------------------------

                                SCHEDULE 13E-4/A
                               (AMENDMENT NO. 3)
                         ISSUER TENDER OFFER STATEMENT
     (PURSUANT TO SECTION 13(E)(1) OF THE SECURITIES EXCHANGE ACT OF 1934)

                          ---------------------------


                            THE MARQUEE GROUP, INC.
                              (Name of the Issuer)

                            THE MARQUEE GROUP, INC.
                      (Name of Person(s) Filing Statement)

                                    WARRANTS
                         (Title of Class of Securities)

                                   570906115
                     (CUSIP Number of Class of Securities)

                         ROBERT M. GUTKOWSKI, PRESIDENT
                         888 SEVENTH AVENUE, 37TH FLOOR
                            NEW YORK, NEW YORK 10019
                                 (212) 977-0300
  (Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications on Behalf of Person(s) Filing Statement)

                                    Copy to:

                              AMAR BUDARAPU, ESQ.
                                BAKER & MCKENZIE
                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 751-5700

                                 JULY 23, 1997
     (Date Tender Offer First Published, Sent or Given to Security Holders)


                          ---------------------------

                           CALCULATION OF FILING FEE

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TRANSACTION VALUATION(1)                              AMOUNT OF FILING FEE(2)
$10,845,988                                                         $2,169.20
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(1)      Estimated solely for purposes of calculating the filing fee.  Assumes purchase of all 4,519,162 outstanding warrants at $2.40 per warrant.
(2) Calculated according to Rule 0-11(b)(1) under the Securities Exchange Act of 1934, as amended, based upon the transaction valuation multiplied by one fiftieth of one percent.

|X|      Check box if any part of the fee is offset as provided by
         Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         Amount Previously Paid:    $2033.62 AND $135.58
         Filing Party:              THE MARQUEE GROUP, INC.
         Form or Registration No.:  SCHEDULE 13E-4 AND AMENDMENT NO. 1 TO
                                    SCHEDULE 13E-4
         Date Filed:                JULY 23, 1997 AND AUGUST 26, 1997

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         This Amendment No. 3 to Schedule 13E-4 amends and supplements the
Issuer Tender Offer Statement on Schedule 13E-4 originally filed on July 23, 1997, as amended by Amendments Nos. 1 and 2 thereto (as so amended, the "Schedule 13E-4"). All capitalized terms not defined herein shall have the meanings ascribed to them in the Schedule 13E-4.

         The following information amends the information previously included in the Schedule 13E-4. This Amendment No. 3 to Schedule 13E-4 also constitutes the final amendment to the Schedule 13E-4 pursuant to Rule 13e-4(c)(3) under the Securities Exchange Act of 1934, as amended.

ITEM 8.  ADDITIONAL INFORMATION.

         Item 8 of the Schedule 13E-4 is hereby supplemented and amended by adding the following:

         The Offer expired at 12:00 midnight, New York City time, on September 10, 1997. Pursuant to the Offer, the Company acquired 3,991,659 Warrants at a purchase price of $2.40 per Warrant. As stated in Section 1 of the Offer to Purchase, the Company may, in its sole discretion, at any time at least ten business days after the expiration of the Offer, purchase any then outstanding Warrants through privately negotiated transactions, open market purchases, another tender offer or otherwise, on such terms and at such prices as the Company may determine from time to time.

         On September 11, 1997, the warrants ceased trading on the Nasdaq SmallCap Market and the Boston Stock Exchange.

         A copy of the Company's press release dated September 11, 1997, announcing the preliminary results of the Offer is attached hereto as Exhibit
(a)(13).

ITEM 9.  MATERIAL TO BE FILED AS EXHIBITS.

(a)(13)  Press release dated September 11, 1997.



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                                   SIGNATURE

         After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

September 11, 1997                THE MARQUEE GROUP, INC.,
                                  a Delaware corporation



                                  By:  /s/ Jan E. Chason
                                      -------------------------------------
                                      Jan E. Chason
                                      Chief Financial Officer and Treasurer


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